UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 31, 2022

NeuroOne Medical Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-40439	27-0863354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7599 Anagram Dr., Eden Prairie, MN 55344

(Address of principal executive offices and zip code)

952-426-1383

(Registrant’s telephone number including area code)

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NMTC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the annual meeting (the “Annual Meeting”) of stockholders of NeuroOne Medical Technologies Corporation (the “Company”) on May 31, 2022, stockholders (i) elected one Class II director to the Company’s Board of Directors to serve a three-year term until the 2025 annual meeting of stockholders, and (ii) ratified the appointment of Baker Tilly U.S., LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2022. Proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2022.

A total of 9,491,751 shares of the Company’s common stock were present at the meeting in person or by proxy, which represents approximately 58.62% of the shares of common stock outstanding as of the record date for the Annual Meeting.

The results of the voting are shown below:

Proposal 1—Election of Director

Class I Nominee	Votes For	Votes Withheld	Broker Non-Votes
David Rosa	4,552,178	411,044	4,528,529

Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstain
9,421,086	44,729	25,936

Item 8.01 Other Events.

On June 2, 2022, NeuroOne Medical Technologies Corporation issued a press release providing a copy of the Annual Letter to Shareholders. A copy of this press release is filed herewith as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 2, 2022
104	Cover Page Interactive Data File (embedded with Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROONE MEDICAL TECHNOLOGIES CORPORATION
Dated: June 2, 2022
	By:	/s/ David Rosa
David Rosa
Chief Executive Officer

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